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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for Source One Wireless, Inc., and Subsidiaries, dated March 31, 2000, included in the Form S-1 Registration Statement of Aquis Communications Group, Inc. (formerly known as Paging Partners Corporation) and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen, L.L.P.

Chicago, Illinois
September 25, 2000